Exhibit 10.27
Project Promotion and Buyer Searching Service Agreement

Service Recipient:	Sky East Resources Ltd. (“Party A”)

Service Provider:	E-house Real Estate Ltd. (“Party B”)

Project:	Corner of No.94 Mingsheng Road Xiangfang District (Harbin Politics and Economics Cultural Centre) and Heping Road, adjacent to Heilongjiang Provincial Government, land usage right area: 213,963.31 square meters, planning area: 1,215,000 square meters (the “Project”)
NOW, THEREFORE, based on the principle of equality, voluntarity and negotiation, both Parties agree to this agreement according to laws and regulations of the People’s Republic of China as follows:

     Section 1. Project and Cooperation Method
          1.1 Party A appoints Party B to promote and search buyers for the Project located at the corner of No.94 Mingsheng Road Xiangfang District (Harbin Politics and Economics Cultural Centre) and Heping Road, adjacent to Helongjiang Provincial Government, with a land usage right area of 213,963.31 square meters and a planning area of 1,215,000 square meters.
          1.2 Party A and Party B cooperate on the basis of paid services.
     Section 2. Content and Term of Service
          2.1 Prior to executing this Agreement, both parties have had preliminary communications and determined the relevant terms and conditions for sales. During the term of this agreement, Party B must promote the Project and search for buyers according to Party A’s terms and conditions for sales (such as price, payment method and contract terms).
          2.2 After Party B refers a particular buyer for the Project, Party B should assist and arrange for the sale and purchase agreement of the Project to be executed between Party A and the buyer.
          2.3 The service period of this Agreement is from August 1, 2007 to December 30, 2008.
     Section 3. Service Fee and Payment Method
          3.1 During the service period, Party B shall actively search for potential buyers in the market and submit materials of each buyer and proposed purchase terms to Party A for consideration, while Party A must sign and confirm such findings of buyers made by Party B.
          3.2 After Party A confirms the potential buyer of the Project referred by Party B, a confirmation letter will be signed, after the sale and purchase agreement is successfully executed between the buyer and the seller, Party B is entitled to 2% of the total contract price as service fee, Party A shall pay relevant service fees to Party B in full within fifteen (15) days after execution of the sale and purchase agreement.
     Section 4. Rights and Obligations of Party A
          4.1 Party A should designate certain specific persons to communicate with Party B, all of Party A’s requirements should be communicated to Party B through such specific persons.
          4.2 Party A has the obligation to make full payment to Party B in time according to the stipulations of this Agreement.
     Section 5. Rights and Obligations oaf Party B

          5.1 Party B should form a team dedicated to the Project, team members should have professional real estate sales credentials and experience, promote the Project and search for potential buyers.
          5.2 Party B should keep in close contact with Party A and cooperate actively with regard to various reasonable requirements made by Party A in relation to the performance of this Agreement.
          5.3 Party B is entitled to receive service fee from Party A in time and in full in accordance with this Agreement.
     Section 6. Confidentiality
          6.1 The parties shall keep confidential the identity of buyer referred to Party A by Party B and the statistics and intended price submitted by Party B in relation to the Project, and such obligation of confidentiality expires 24 months after the execution of this Agreement.
     Section 7. Liability for Breach of Contract
          7.1 If this Agreement cannot be performed or fully performed or even terminated due to breach by one party, the breaching party should pay liquidated damages equal to the amount of service fee of this Agreement to the other party; if both parties are held accountable, both parties shall assume their corresponding liabilities respectively.
          7.2 This Agreement is governed by the laws and regulations of the People’s Republic of China.
     Section 8. Effectiveness
          8.1 This Agreement is executed in two counterparts, one of which shall be held by each party and both have the same validity.
          8.2 As supplements to the main body of this Agreement, attachments shall have the same legal validity as this Agreement.
          8.3 This Agreement take effect after being executed by legal representatives of both parties and affixed with official seal.
          8.4 Anything not included herein shall be negotiated by both parties otherwise.
          8.5 Any dispute arising out of or relating to this Agreement during the performance of the Agreement shall first be solved through negotiation, failing which either party can bring a lawsuit to the competent people’s court.

Acknowledged and executed by

Party A:	Party B:

Sky East Resources Ltd.	E-House Real Estate Ltd.

/s/	/s/ Xin Zhou

Authorized representative	Authorized representative

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